UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2007
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202
(Address of principal executive offices) (ZIP Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 6, 2007, the Board of Directors of T. Rowe Price Group, Inc. adopted Amended and Restated By-Laws, which amended Section 2.03 of the By-Laws to add new majority voting procedures for all uncontested elections of the company’s directors. The new procedures provide that in an uncontested election of the company’s directors, any nominee who does not receive a majority of the shares cast shall offer his or her resignation to the company’s Board of Directors promptly following the meeting at which the election occurred. A vote of the “majority of shares cast” means that the number of shares voted “for” a director exceeds the number of votes affirmatively voted as “withheld” from that director. An election is an “uncontested election” under the Amended and Restated By-Laws if no stockholder provides notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in the manner required by the By-Laws, or if any such stockholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to stockholders. The company’s Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote for the election. The Amended and Restated By-Laws are effective immediately. A copy is attached to this Form 8-K as Exhibit 3(ii), and is incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3(ii) Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of September 6, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.

By:	/s/ Kenneth V. Moreland

Kenneth V. Moreland
Vice President and Chief Financial Officer
Date: September 10, 2007